Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 (the “Report”) of United States 12 Month Oil Fund, LP (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Nicholas D. Gerber, the President and Chief Executive Officer of United States Commodity Funds LLC, General Partner of the Registrant, hereby certify, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 12, 2013	By:	/s/ Nicholas D. Gerber
	Name: Title:	Nicholas D. Gerber President and Chief Executive Officer United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP